Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Mar-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                   Class I A-1     Class I A-2      Class I A-3      Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                5,053,960.20      388,110.00       315,426.67       493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                   275,755.51
      (b) Partial Prepayments Received                              259,733.48
      (c) Principal Payments in Full (Scheduled Balance)          4,342,428.45
      (d) Liquidated Contract Scheduled Balance                           0.00
      (e) Section 3.05 Purchase Scheduled Balance                         0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)          0.00
                                                                 -------------   -------------    -------------    -------------
 Total Principal Distribution                                     4,877,917.44            0.00             0.00             0.00

 (c)  Interest Distribution                                         176,042.76      388,110.00       315,426.67       493,758.60
      Unpaid Interest Shortfall                                           0.00            0.00             0.00             0.00
                                                                 -------------   -------------    -------------    -------------
 Total Interest Distribution                                        176,042.76      388,110.00       315,426.67       493,758.60


 (d)  Beginning Class I A and Class I B Principal Balance        37,224,901.55   76,100,000.00    57,700,000.00    81,895,000.00
      Less: Principal Distribution                                4,877,917.44            0.00             0.00             0.00
                                                                 -------------   -------------    -------------    -------------
      Remaining Class A and Class B Principal Balance            32,346,984.11   76,100,000.00    57,700,000.00    81,895,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                         324,243.25        (h)           Pool Factor
      Section 8.06 Reimbursement Amount                                   0.00     Class I A-1       0.40636915
      Section 6.02 Reimbursement Amount                               1,124.42     Class I A-2       1.00000000
      Reimbursable Fees                                                   0.00     Class I A-3       1.00000000
                                                                 -------------     Class I A-4       1.00000000
 Total Fees Due Servicer                                            325,367.67     Class I A-5       1.00000000
                                                                                   Class I M-1       1.00000000
                                                                                   Class I B-1       1.00000000
                                                                                   Class I B-2       1.00000000




Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-5     Class I M-1      Class I B-1      Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                     93,881.12       91,241.70        96,664.33       114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                   -------------   -------------    -------------    -------------
 Total Principal Distribution                                               0.00            0.00             0.00             0.00

 (c)  Interest Distribution                                            93,881.12       91,241.70        96,664.33       114,483.25
      Unpaid Interest Shortfall                                             0.00            0.00             0.00             0.00
                                                                   -------------   -------------    -------------    -------------
 Total Interest Distribution                                           93,881.12       91,241.70        96,664.33       114,483.25


 (d)  Beginning Class I A and Class I B Principal Balance          15,031,000.00   14,146,000.00    14,146,000.00    15,030,623.00
      Less: Principal Distribution                                          0.00            0.00             0.00             0.00
                                                                   -------------   -------------    -------------    -------------
      Remaining Class A and Class B Principal Balance              15,031,000.00   14,146,000.00    14,146,000.00    15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance        Rate
      Section 8.06 Reimbursement Amount                            79,600,000.00         5.6750%
      Section 6.02 Reimbursement Amount                            76,100,000.00         6.1200%
      Reimbursable Fees                                            57,700,000.00         6.5600%
                                                                   81,895,000.00         7.2350%
 Total Fees Due Servicer                                           15,031,000.00         7.4950%
                                                                   14,146,000.00         7.7400%
                                                                   14,146,000.00         8.2000%
                                                                   15,030,623.00         9.1400%



Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                    1,769,608.43
 (c)  Interest Distribution                                         2,444,303.24
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                            When
 (d)  Beginning Class I A and Class I B Principal Balance                                     306,395,607.11
      Less: Principal Distribution                                  4,877,917.44            is less than
                                                                                              353,648,623.00
      Remaining Class A and Class B Principal Balance                                                   0.10
                                                                                               35,364,862.30
 (e)  Fees Due Servicer                                                                     We can prepay
      Monthly Servicing Fee                                                          Rate
      Section 8.06 Reimbursement Amount                                Class A-1    5.675%     37,224,901.55     2,112,513
      Section 6.02 Reimbursement Amount                                Class A-2    6.120%     76,100,000.00     4,657,320
      Reimbursable Fees                                                Class A-3    6.560%     57,700,000.00     3,785,120
                                                                       Class A-4    7.235%     81,895,000.00     5,925,103
 Total Fees Due Servicer                                               Class A-5    7.495%     15,031,000.00     1,126,573
                                                                       Class A-6    7.740%     14,146,000.00     1,094,900
                                                                       Class B-1    8.200%     14,146,000.00     1,159,972
                                                                       Class B-2    9.140%     15,030,623.00     1,373,799

                                                                                              311,273,524.55    21,235,301    6.82%


Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Mar-06

                                                                  Unpaid                                                    Unpaid
                                                      No. of     Principal         Delinquency as              No. of     Principal
 (f)  Delinquency as of the Due Period              Contracts     Balance        of Calendar Month End       Contracts     Balance
      31-59 Days Delinquent                            297      11,210,574      31-59 Days Delinquent            147      5,366,958
      60-89 Days Delinquent                             70       2,471,948      60-89 Days Delinquent             53      1,905,383
      90+ Days Delinquent                              123       6,115,862      90+ Days Delinquent              103      5,403,962

      3-Month Avg Thirty-Day Delinquency Ratio  6.32%                           3-Month Avg Thirty-Day Delinquency Ratio       4.08%
      3-Month Avg Sixty-Day Delinquency Ratio   2.62%                           3-Month Avg Sixty-Day Delinquency Ratio        2.24%


 (g)  Section 3.05 Repurchases                                        0.00

 (i)  Class R Distribution Amount                               674,694.81               Acquisition Loss Amount
      Reposession Profits                                             0.00
                                                                                Current Month Acquisition Loss Amount        79,946
 (j)  Principal Balance of Contracts in Repossession          1,956,707.56      Cumulative Acquisition Loss Amount          260,967

 (k)  Aggregate Net Liquidation Losses                                0.00      Current Realized Loss Ratio                    0.10%
                                                                                Cumulative Realized Loss Ratio                 0.07%
 (l)  (x) Class B-2 Formula Distribution Amount                 114,483.25
      (y) Remaining Amount Available                            789,178.06
                                                              ------------
      Amount of (x) over (y)                                          0.00

 (m)  Class B-2 Liquidation Loss Amount                               0.00

 (n)  Guarantee Payment                                               0.00

 (o)  Unadvanced Shortfalls                                           0.00

                                                        No.  $
 (p)  Units repossessed                                 26      792,123.74

 (q)  Principal Prepayments paid                              4,602,161.93

 (r)  Scheduled Principal Payments                              275,755.51

 (s)  Weighted Average Interest Rate                                 11.26%

Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 A                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Mar-06

                  Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt           7,512,180.51
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st       334,674.87

(ii)  Monthly Advance made                                                       0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                        9,130.84
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                    445.76
(v)   Principal due Holders                                                      0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                          198,294.61
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                     10,549.02
(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                     0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                       0.00
   (iii) Monthly Servicing Fee                                             324,243.25
   (iv)  Reimbursable Liquidation Expenses                                   1,124.42
   (v)   Section 6.04 (c) reimbursement                                          0.00
   (vi)  Section 8.06 reimbursement                                              0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                   0.00

Total Due Servicer                                                         325,367.67

Available Distribution Amount-Vanderbilt                                 6,997,649.07
Available Distribution Amount-SubServicer-21st                             324,571.61

To Class A and B                                                         6,647,525.87

Monthly Excess Cashflow                                                    674,694.81

Weighted Average Remaining Term (months)                                       249.00

      Scheduled Balance Computation

      Prior Month Balance                                              311,273,524.55


      Current Balance                              306,528,101.93
        Adv Principal                                   41,067.51
        Del Principal                                  173,562.33
      Pool Scheduled Balance                                           306,395,607.11


      Principal Payments in Full                     4,342,428.45
      Partial Prepayments                              259,733.48

      Scheduled Principal                              275,755.51

      Collateral Balance                                               306,528,101.93